EXHIBIT 99.1

Flushing Financial Corporation Reports 3Q18 Earnings Per Diluted Share of $0.61 an Increase of 27% From 2Q18 and 74% From 3Q17

THIRD QUARTER 20181 HIGHLIGHTS

  GAAP diluted EPS was $0.61, up 27.1% QoQ and 74.3% YoY
  Core diluted EPS was $0.54, up 10.2% QoQ and 45.9% YoY
  Net interest income of $41.5 million, down 2.6% QoQ, and 3.5% YoY
  Net interest margin was 2.71%, down 5bps QoQ and 19bps YoY
  GAAP and core ROAE were 12.9% and 11.4%, compared with 10.5% and 10.6%, respectively in 2Q18
  GAAP and core ROAA were 1.1% and 1.0%, respectively, compared with 0.9% for each in 2Q18
  Tax benefit of $0.06 per diluted share due to release of previously accrued tax liability

UNIONDALE, N.Y., Oct. 23, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the third quarter ended September 30, 2018.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report earnings per diluted common share of $0.61 for the third quarter of 2018, an increase of 27% and 74% from 2Q18 and 3Q17, respectively, driven by continued strong execution of our strategic objectives and the release of previously accrued tax liability.”

“Our strategic focus of increasing net interest income through emphasizing rate over volume and reducing our liability sensitive position has resulted in net loans growth of 0.9% (non-annualized) for the third quarter. Similar to the prior quarter, we allowed $62 million of participations with another financial institution to repay, as the rates offered during the refinancing process did not meet our rate criteria. Year-to-date, we have allowed approximately $139 million of participations to repay rather than refinance at a rate below our criteria. During the quarter, approximately 70% of our new loans and 40% of our new investment securities were adjustable rate products allowing us to reduce future compression on the net interest margin as spreads are fixed. Additionally, approximately $450 million of forward swaps entered in late 2017 have provided a benefit of 1bp to the quarter’s net interest margin. We expect these swaps to continue to benefit our net interest margin as interest rates rise. These swaps coupled with the extension of the maturity of liabilities has mitigated our liability sensitive position.”

“The yield on the loan portfolio increased 21bps from the linked quarter and 28bps from the same quarter in 2017 representing successful execution of our strategic objectives. The yield on mortgage loan originations increased 8bps from the linked quarter and 35bps from the same quarter in 2017. The yield on new loan originations decreased 8bps during the quarter primarily due to the initial rate recorded on certain adjustable rate C&I loans, which have an average rate reset of 3 months. Over the past five quarters, C&I loans represent 39% of new loan originations, which are primarily adjustable rate loans. As we have previously disclosed, we have approximately $2 billion of loans repricing through 2020, of which $127 million mortgage loans have repriced up an average of 68bps during the third quarter, further enhancing loan yields. In addition, the pipeline remains strong at $355 million with an average yield of 4.68% compared to $323 million at 4.67% in the linked quarter.”

“Despite this good news on yields, margin pressure continued to be driven by higher cost of funds. The cost of funds increased 22bps QoQ and 48bps YoY, as the Federal Reserve increased benchmark rates by 100bps since the third quarter of 2017. The competition for deposits this quarter was most acute in the municipal government sector as the cost of NOW and money market accounts increased 39bps and 32bps, respectively. We expect continued competition for deposits and additional compression on the NIM through 2019.”

“Retail deposits increased $106 million QoQ. A prominent feature in the growth of retail deposits is the “Win Flushing” program, which focuses on increasing our deposit market share in the Asian Community of Flushing, Queens. Through the third quarter of 2018, we have captured over $100 million in deposit growth through this program and remain on pace to add $160 million in deposits by the end of 1Q19. Central to the “Win Flushing” program was the conversion of the Flushing branches to the Universal Banker model permitting staff to spend more time with customers. In the 11 branches that have been converted we have experienced an increase of over 120% in transactions processed at ATMs, to almost 60% of all branch transactions, reducing our customer’s reliance on tellers, allowing our branch staff to focus more time on sales opportunities. As previously discussed, we expect to have the remaining branches converted to the Universal Banker model by the end of 2019 and a branch in Chinatown opening in 4Q18.”

Mr. Buran continued, “As we’ve continued to improve loan yields we have retained our focus on credit quality. Non-performing assets decreased by 30% and, total delinquencies have decreased 17% since December 31, 2017. The allowance for loan losses to gross loans was 0.38% while the allowance for loan losses to non-performing loans improved to 161% from 137% in the linked quarter. The loan-to-value ratio on our non-performing real estate loans at September 30, 2018 remains conservative at 35%. The net recoveries of $89,000 for the quarter reflect the Company’s conservative underwriting and diligence in the collection process.”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 3Q18 had a yield of 4.38%, an increase of 11bps from 4.27% for 2Q18 and an increase of 27bps from 4.12% for 3Q17. We have maintained our asset quality as these loans had an average loan-to-value ratio of 42% and an average debt coverage ratio of 173%.
  We remain committed to our strategy of focusing on C&I loans, multi-family and commercial real estate loans as in the third quarter, originations and purchases represented 43%, 33%, and 12%, respectively, of all originations, which were made while maintaining conservative loan-to-value and debt coverage ratios, and increasing yield.
  The average rate of mortgage loan applications in the pipeline totaled 4.68% at September 30, 2018 as compared to  4.04% at September 30, 2017.

Mr. Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Manage net interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 3Q18 was $41.5 million, a decrease of $1.5 million, or 3.5% YoY (3Q18 compared to 3Q17) and a decrease of $1.1 million, or 2.6% QoQ (3Q18 compared to 2Q18). During 3Q18 the increase in the cost of funds outpaced the increase in the yield of interest-earning assets.

  Net interest margin of 2.71%, decreased 19bps YoY and 5bps QoQ
  Net interest spread of 2.51%, decreased 26bps YoY and 9bps QoQ
  Net interest income includes prepayment penalty income from loans and securities totaling $1.9 million in 3Q18 compared with $1.6 million in 3Q17 and $1.6 million in 2Q18 and recovered interest from delinquent loans of $1.1 million in 3Q18, compared to $0.3 million in 3Q17 and $0.2 million in 2Q18
  Excluding prepayment penalty income and recovered interest from nonaccrual loans, the yield on interest-earning assets was 4.08% in 3Q18, an improvement from 3.87% in 3Q17 and 3.98% in 2Q18, and the net interest margin was 2.51% in 3Q18, which decreased from 2.77% in 3Q17 and from 2.64% in 2Q18
  Average balance of total interest-earning assets of $6,130.4 million, increased $194.3 million, or 3.3%, YoY but decreased $50.8 million, or 0.8%, QoQ, primarily due to our opting to allow lower yielding loans to prepay rather than refinance at rates below our criteria
  Yield on interest-earning assets of 4.27%, increased 27bps YoY and 17bps QoQ
  Cost of interest-bearing liabilities of 1.76%, increased 53bps YoY and 26bps QoQ
  Cost of funds of 1.63%, increased 48bps YoY and 22bps QoQ, driven by increases in rates paid on deposits and short-term borrowings resulting from the recent increases in the Fed Funds rate

Provision for loan losses

As a result of continued strong credit quality, there was no provision recorded for 3Q18 compared to $3.3 million in 3Q17 and none in 2Q18.

Non-interest Income

Non-interest income for 3Q18 was $5.0 million, an increase of $3.3 million, or 198.3% YoY, and an increase of $1.8 million or 56.4% QoQ.

  Non-interest income included gains from life insurance proceeds of $2.2 million in 3Q18 and $0.2 million in 3Q17 and net losses from fair value adjustments of $0.2 million in 3Q18, $1.3 million in 3Q17 and $0.3 million in 2Q18
  Additionally, non-interest income included net gains from the sale of loans of $10,000 in 3Q18, $0.2 million in 3Q17 and $0.4 million in 2Q18
  Absent all above items, non-interest income was $2.9 million, an increase of $0.3 million YoY, but a decrease of $0.1 million QoQ

Non-interest Expense

Non-interest expense for 3Q18 was $27.2 million, an increase of $1.3 million, or 4.9% YoY, but a decrease of $0.2 million, or 0.6% QoQ.

  Non-interest expense increased YoY primarily due to increases in salaries and benefits, consulting, legal and depreciation expense due to the growth of the Bank, but decreased $0.2 million QoQ primarily due to reduction in foreclosure expenses
  The efficiency ratio was 61.3% in 3Q18 compared to 56.5% in 3Q17 and 59.6% in 2Q18

Provision for Income Taxes

The provision for income taxes in 3Q18 was $1.9 million, a decrease of $3.4 million, or 63.9% YoY and a decrease of $2.6 million, or 57.5% QoQ.

  Pre-tax income increased by $3.8 million, or 24.4% YoY and by $0.8 million, or 4.5% QoQ
  The effective tax rates were 9.9% in 3Q18, 34.2% in 3Q17 and 24.4% in 2Q18
  3Q18 reflects the release of a previously accrued tax liability totaling $1.8 million
  We anticipate the Company’s effective tax rate to increase to approximately 21% in the fourth quarter of 2018 and approximately 19% for the full year

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,359.8 million reflecting an increase of 0.9% QoQ (not annualized) and 3.9% from December 31, 2017, as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume
  During the quarter, we continued to see an increase in loan satisfactions, which we decided not to refinance, as the interest rate demanded did not fit our strategy of emphasizing rate over volume
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $274.2 million for 3Q18, or 88.8% of loan production
  Loan pipeline was $355.2 million at September 30, 2018, compared to $417.0 million at September 30, 2017 and $322.9 million at June 30, 2018
  The loan-to-value ratio on our portfolio of real estate dependent loans as of September 30, 2018 totaled 38.7%

The following table shows the weighted average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	September 30,	June 30,	September 30,
Loan type	2018	2018	2017
Mortgage loans	4.48%	4.40%	4.13%
Non-mortgage loans	4.50%	4.90%	4.43%
Total loans	4.49%	4.57%	4.25%

Credit Quality:

  Non-performing loans totaled $12.6 million, a decrease of $5.5 million, or 30.3%, from $18.1 million at December 31, 2017
  Non-performing assets totaled $12.7 million, a decrease of $5.5 million, or 30.1%, from $18.1 million at December 31, 2017
  Classified assets totaled $47.7 million, an increase of $13.8 million, or 40.5%, from $34.0 million at December 31, 2017, primarily due to nine business loan relationships being downgraded as they did not meet certain loan covenants; these loans remain current and accruing
  Loans classified as troubled debt restructured (TDR) totaled $11.4 million, a decrease of $1.8 million, or 13.3%, from $13.2 million at December 31, 2017, primarily due to the sale of one commercial TDR in 2Q18
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 35.1% average loan-to-value for non-performing loans collateralized by real estate at September 30, 2018
  Net charge-offs totaled $0.2 million during the nine months ended September 30, 2018

Capital Management:

  The Company and Bank, at September 30, 2018, were both well capitalized under all applicable regulatory requirements
  During 3Q18, stockholders’ equity increased $3.7 million, or 0.7%, to $541.8 million due to net income of $17.3 million, partially offset by the declaration and payment of dividends on the Company’s common stock and repurchases of the Company’s common stock
  During 3Q18, the Company repurchased 299,509 treasury shares at an average cost of $25.58 per share; as of September 30, 2018, up to 509,327 shares may be repurchased under the authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $19.33 at September 30, 2018, from $19.00 at June 30, 2018 and tangible book value per common share, a non-GAAP measure, increased to $18.77 at September 30, 2018, from $18.44 June 30, 2018

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, October 24, 2018 at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter of 2018
  Dial-in for Live Call: 1-877-509-5836
  Webcast: https://services.choruscall.com/links/ffic181024.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10123645
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on October 24, 2019

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, our eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

Interest and Dividend Income
Interest and fees on loans	$59,658	$57,322	$53,318	$171,997	$155,834
Interest and dividends on securities:
Interest	5,562	5,616	5,850	16,646	18,377
Dividends	18	17	30	49	274
Other interest income	248	338	121	873	403
Total interest and dividend income	65,486	63,293	59,319	189,565	174,888

Interest Expense
Deposits	17,425	14,788	10,655	44,323	29,145
Other interest expense	6,540	5,865	5,623	18,472	15,696
Total interest expense	23,965	20,653	16,278	62,795	44,841

Net Interest Income	41,521	42,640	43,041	126,770	130,047
Provision for loan losses	-	-	3,266	153	3,266
Net Interest Income After Provision for Loan Losses	41,521	42,640	39,775	126,617	126,781

Non-interest Income
Banking services fee income	1,017	1,000	885	2,965	2,773
Net loss on sale of securities	-	-	(186)	-	(186)
Net gain on sale of loans	10	421	152	168	396
Net loss from fair value adjustments	(170)	(267)	(1,297)	(537)	(2,834)
Federal Home Loan Bank of New York stock dividends	873	881	740	2,630	2,206
Gains from life insurance proceeds	2,222	-	238	2,998	1,405
Bank owned life insurance	782	776	816	2,320	2,418
Other income	221	357	313	779	1,120
Total non-interest income	4,955	3,168	1,661	11,323	7,298

Non-interest Expense
Salaries and employee benefits	15,720	15,291	15,310	49,466	47,838
Occupancy and equipment	2,475	2,476	2,502	7,528	7,652
Professional services	1,915	2,439	1,763	6,539	5,678
FDIC deposit insurance	596	547	499	1,643	1,328
Data processing	1,427	1,426	1,349	4,254	3,873
Depreciation and amortization	1,484	1,455	1,173	4,328	3,493
Other real estate owned/foreclosure expense (benefit)	(102)	40	121	34	376
Net gain from sales of real estate owned	-	(27)	-	(27)	(50)
Other operating expenses	3,718	3,749	3,249	12,158	11,407
Total non-interest expense	27,233	27,396	25,966	85,923	81,595

Income Before Income Taxes	19,243	18,412	15,470	52,017	52,484

Provision (Benefit) for Income Taxes
Federal	2,307	3,311	4,680	8,225	15,005
State and local	(397)	1,178	611	1,124	2,315
Total taxes	1,910	4,489	5,291	9,349	17,320

Net Income	$17,333	$13,923	$10,179	$42,668	$35,164

Basic earnings per common share	$0.61	$0.48	$0.35	$1.48	$1.21
Diluted earnings per common share	$0.61	$0.48	$0.35	$1.48	$1.21
Dividends per common share	$0.20	$0.20	$0.18	$0.60	$0.54

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2018	2018	2017
ASSETS
Cash and due from banks	$45,094	$42,805	$51,546
Securities held-to-maturity:
Mortgage-backed securities	7,958	7,963	7,973
Other securities	23,207	23,130	22,913
Securities available for sale:
Mortgage-backed securities	528,119	513,868	509,650
Other securities	232,913	214,755	228,704
Loans:
Multi-family residential	2,235,370	2,247,852	2,273,595
Commercial real estate	1,460,555	1,471,894	1,368,112
One-to-four family ― mixed-use property	565,302	564,474	564,206
One-to-four family ― residential	188,975	187,741	180,663
Co-operative apartments	7,771	7,839	6,895
Construction	40,239	33,826	8,479
Small Business Administration	14,322	14,405	18,479
Taxi medallion	6,078	6,225	6,834
Commercial business and other	846,224	783,904	732,973
Net unamortized premiums and unearned loan fees	15,226	15,647	16,763
Allowance for loan losses	(20,309)	(20,220)	(20,351)
Net loans	5,359,753	5,313,587	5,156,648
Interest and dividends receivable	24,673	24,184	21,405
Bank premises and equipment, net	29,929	30,658	30,836
Federal Home Loan Bank of New York stock	54,942	57,384	60,089
Bank owned life insurance	131,009	131,429	131,856
Goodwill	16,127	16,127	16,127
Other assets	85,819	91,726	61,527
Total assets	$6,539,543	$6,467,616	$6,299,274

LIABILITIES
Due to depositors:
Non-interest bearing	$398,606	$388,467	$385,269
Interest-bearing:
Certificate of deposit accounts	1,562,962	1,452,016	1,351,933
Savings accounts	216,976	225,815	290,280
Money market accounts	1,223,640	1,069,835	979,958
NOW accounts	1,255,464	1,422,745	1,333,232
Total interest-bearing deposits	4,259,042	4,170,411	3,955,403
Mortgagors' escrow deposits	58,667	50,781	42,606
Borrowed funds	1,197,101	1,250,732	1,309,653
Other liabilities	84,371	69,181	73,735
Total liabilities	5,997,787	5,929,572	5,766,666

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at September 30, 2018, June 30, 2018 and December 31, 2017; 28,025,081
shares, 28,319,213 shares and 28,588,266 shares outstanding at September 30, 2018,
June 30, 2018 and December 31, 2017, respectively)	315	315	315
Additional paid-in capital	221,622	220,432	217,906
Treasury stock (3,505,514 shares, 3,211,382 shares and 2,942,329 shares at
September 30, 2018, June 30, 2018 and December 31, 2017, respectively)	(74,222)	(66,656)	(57,675)
Retained earnings	407,590	395,960	381,048
Accumulated other comprehensive loss, net of taxes	(13,549)	(12,007)	(8,986)
Total stockholders' equity	541,756	538,044	532,608

Total liabilities and stockholders' equity	$6,539,543	$6,467,616	$6,299,274

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the nine months ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2018		2018		2017		2018		2017
Per Share Data
Basic earnings per share	$0.61		$0.48		$0.35		$1.48		$1.21
Diluted earnings per share	$0.61		$0.48		$0.35		$1.48		$1.21
Average number of shares outstanding for:
Basic earnings per common share computation	28,603,543		28,844,829		29,119,753		28,806,152		29,091,756
Diluted earnings per common share computation	28,603,948		28,845,611		29,120,356		28,806,885		29,093,723
Shares outstanding	28,025,081		28,319,213		28,819,891		28,025,081		28,819,891
Book value per common share (1)	$19.33		$19.00		$18.72		$19.33		$18.72
Tangible book value per common share (2)	$18.77		$18.44		$18.18		$18.77		$18.18

Stockholders' Equity
Stockholders' equity	$541,756		$538,044		$539,609		$541,756		$539,609
Tangible stockholders' equity	525,920		522,208		523,873		525,920		523,873

Average Balances
Total loans, net	$5,280,172		$5,316,033		$5,033,666		$5,276,039		$4,955,423
Total interest-earning assets	6,130,422		6,181,186		5,936,129		6,136,887		5,909,866
Total assets	6,446,540		6,484,882		6,239,321		6,445,097		6,209,005
Total due to depositors	4,213,118		4,310,491		3,972,663		4,233,490		4,041,744
Total interest-bearing liabilities	5,455,867		5,515,580		5,275,937		5,471,382		5,272,842
Stockholders' equity	536,416		532,027		536,468		532,601		527,975

Performance Ratios (3)
Return on average assets	1.08%		0.86%		0.65%		0.88%		0.76%
Return on average equity	12.93		10.47		7.59		10.68		8.88
Yield on average interest-earning assets	4.27		4.10		4.00		4.12		3.95
Cost of average interest-bearing liabilities	1.76		1.50		1.23		1.53		1.13
Cost of funds	1.63		1.41		1.15		1.44		1.07
Interest rate spread during period	2.51		2.60		2.77		2.59		2.82
Net interest margin	2.71		2.76		2.90		2.75		2.93
Non-interest expense to average assets	1.69		1.69		1.66		1.78		1.75
Efficiency ratio (4)	61.30		59.58		56.51		63.39		58.76
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.12	X	1.13	X	1.12	X	1.12	X

(1)  Calculated by dividing stockholders’ equity by shares outstanding.
(2)  Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3)  Ratios are presented on an annualized basis, where appropriate.
(4)  Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from the sale of securities, fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the nine	At or for the year	At or for the nine
	months ended	ended	months ended
	September 30, 2018	December 31, 2017	September 30, 2017

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$578,034	$563,426	$565,265
Common equity Tier 1 capital	539,306	527,727	530,442
Total risk-based capital	673,343	658,777	665,534

Tier 1 leverage capital (well capitalized = 5%)	8.92%	9.02%	9.07%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.07	11.59	11.84
Tier 1 risk-based capital (well capitalized = 8.0%)	11.86	12.38	12.61
Total risk-based capital (well capitalized = 10.0%)	13.82	14.47	14.85

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$655,965	$631,285	$629,748
Common equity Tier 1 capital	655,965	631,285	629,748
Total risk-based capital	676,274	651,636	655,017

Tier 1 leverage capital (well capitalized = 5%)	10.12%	10.11%	10.10%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.46	13.87	14.04
Tier 1 risk-based capital (well capitalized = 8.0%)	13.46	13.87	14.04
Total risk-based capital (well capitalized = 10.0%)	13.88	14.31	14.60

Capital ratios:
Average equity to average assets	8.26%	8.53%	8.50%
Equity to total assets	8.28	8.46	8.62
Tangible common equity to tangible assets (1)	8.06	8.22	8.39

Asset quality:
Non-accrual loans (2)	$12,533	$15,710	$12,161
Non-performing loans	12,644	18,134	13,890
Non-performing assets	12,679	18,134	13,890
Net charge-offs/ (recoveries)	195	11,739	226

Asset quality ratios:
Non-performing loans to gross loans	0.24%	0.35%	0.27%
Non-performing assets to total assets	0.19	0.29	0.22
Allowance for loan losses to gross loans	0.38	0.39	0.50
Allowance for loan losses to non-performing assets	160.17	112.23	181.92
Allowance for loan losses to non-performing loans	160.62	112.23	181.92

Full-service customer facilities	18	18	19

(1)  See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2)  Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	September 30, 2018				June 30, 2018				September 30, 2017
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,467,349	$49,612	4.44%		$4,509,778	$47,673	4.23%		$4,350,338	$46,121	4.24%
Other loans, net	812,823	10,046	4.94		806,255	9,649	4.79		683,328	7,197	4.21
Total loans, net (1)	5,280,172	59,658	4.52		5,316,033	57,322	4.31		5,033,666	53,318	4.24
Taxable securities:
Mortgage-backed securities	542,192	3,800	2.80		533,088	3,754	2.82		520,889	3,335	2.56
Other securities	123,174	928	3.01		122,601	1,023	3.34		189,957	1,600	3.37
Total taxable securities	665,366	4,728	2.84		655,689	4,777	2.91		710,846	4,935	2.78
Tax-exempt securities: (2)
Other securities	123,472	852	2.76		124,058	856	2.76		142,899	945	2.65
Total tax-exempt securities	123,472	852	2.76		124,058	856	2.76		142,899	945	2.65
Interest-earning deposits and federal funds sold	61,412	248	1.62		85,406	338	1.58		48,718	121	0.99
Total interest-earning assets	6,130,422	65,486	4.27		6,181,186	63,293	4.10		5,936,129	59,319	4.00
Other assets	316,118				303,696				303,192
Total assets	$6,446,540				$6,484,882				$6,239,321

Interest-bearing Liabilities:
Deposits:
Savings accounts	$219,749	304	0.55		$235,564	285	0.48		$330,316	583	0.71
NOW accounts	1,336,873	4,416	1.32		1,444,889	3,364	0.93		1,340,228	2,468	0.74
Money market accounts	1,169,130	5,126	1.75		1,110,690	3,983	1.43		927,067	2,337	1.01
Certificate of deposit
accounts	1,487,366	7,453	2.00		1,519,348	7,118	1.87		1,375,052	5,218	1.52
Total due to depositors	4,213,118	17,299	1.64		4,310,491	14,750	1.37		3,972,663	10,606	1.07
Mortgagors' escrow
accounts	57,573	126	0.88		77,343	38	0.20		54,236	49	0.36
Total interest-bearing
deposits	4,270,691	17,425	1.63		4,387,834	14,788	1.35		4,026,899	10,655	1.06
Borrowings	1,185,176	6,540	2.21		1,127,746	5,865	2.08		1,249,038	5,623	1.80
Total interest-bearing
liabilities	5,455,867	23,965	1.76		5,515,580	20,653	1.50		5,275,937	16,278	1.23
Non interest-bearing
demand deposits	380,825				370,790				354,149
Other liabilities	73,432				66,485				72,767
Total liabilities	5,910,124				5,952,855				5,702,853
Equity	536,416				532,027				536,468
Total liabilities and
equity	$6,446,540				$6,484,882				$6,239,321

Net interest income /
net interest rate spread		$41,521	2.51%			$42,640	2.60%			$43,041	2.77%

Net interest-earning assets /
net interest margin	$674,555		2.71%		$665,606		2.76%		$660,192		2.90%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X			1.13	X

(1)  Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.2 million, $0.3 million and $0.9 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.
(2)  Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the nine months ended
	September 30, 2018				September 30, 2017
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,473,422	$143,397	4.27%		$4,287,674	$135,429	4.21%
Other loans, net	802,617	28,600	4.75		667,749	20,405	4.07
Total loans, net (1)	5,276,039	171,997	4.35		4,955,423	155,834	4.19
Taxable securities:
Mortgage-backed
securities	533,394	11,061	2.76		527,890	10,122	2.56
Other securities	125,589	3,072	3.26		215,453	5,650	3.50
Total taxable securities	658,983	14,133	2.86		743,343	15,772	2.83
Tax-exempt securities: (2)
Other securities	123,882	2,562	2.76		145,058	2,879	2.65
Total tax-exempt securities	123,882	2,562	2.76		145,058	2,879	2.65
Interest-earning deposits
and federal funds sold	77,983	873	1.49		66,042	403	0.81
Total interest-earning
assets	6,136,887	189,565	4.12		5,909,866	174,888	3.95
Other assets	308,210				299,139
Total assets	$6,445,097				$6,209,005

Interest-bearing Liabilities:
Deposits:
Savings accounts	$240,234	978	0.54		$288,376	1,289	0.60
NOW accounts	1,439,997	10,928	1.01		1,474,572	7,006	0.63
Money market accounts	1,102,374	12,184	1.47		882,213	5,487	0.83
Certificate of deposit
accounts	1,450,885	20,034	1.84		1,396,583	15,257	1.46
Total due to depositors	4,233,490	44,124	1.39		4,041,744	29,039	0.96
Mortgagors' escrow
accounts	64,620	199	0.41		60,895	106	0.23
Total interest-bearing
deposits	4,298,110	44,323	1.37		4,102,639	29,145	0.95
Borrowings	1,173,272	18,472	2.10		1,170,203	15,696	1.79
Total interest-bearing
liabilities	5,471,382	62,795	1.53		5,272,842	44,841	1.13
Non interest-bearing
demand deposits	372,257				340,221
Other liabilities	68,857				67,967
Total liabilities	5,912,496				5,681,030
Equity	532,601				527,975
Total liabilities and
equity	$6,445,097				$6,209,005

Net interest income /
net interest rate spread		$126,770	2.59%			$130,047	2.82%

Net interest-earning assets /
net interest margin	$665,505		2.75%		$637,024		2.93%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X

(1)  Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.6 million and $1.9 million for the nine months ended September 30, 2018 and 2017, respectively.
(2)  Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

					September 2018 vs.		September 2018 vs.
	September 30,	June 30,	March 31,	December 31,	December 2017	September 30,	September 2017,
(Dollars in thousands)	2018	2018	2018	2017	% Change	2017	% Change
Deposits
Non-interest bearing	$398,606	$388,467	$377,861	$385,269	3.5%	$362,509	10.0%
Interest bearing:
Certificate of deposit
accounts	1,562,962	1,452,016	1,499,326	1,351,933	15.6%	1,404,555	11.3%
Savings accounts	216,976	225,815	246,888	290,280	-25.3%	323,186	-32.9%
Money market accounts	1,223,640	1,069,835	1,032,409	979,958	24.9%	991,706	23.4%
NOW accounts	1,255,464	1,422,745	1,479,319	1,333,232	-5.8%	1,308,821	-4.1%
Total interest-bearing
deposits	4,259,042	4,170,411	4,257,942	3,955,403	7.7%	4,028,268	5.7%

Total deposits	$4,657,648	$4,558,878	$4,635,803	$4,340,672	7.3%	$4,390,777	6.1%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)

Loan Originations and Purchases

	For the three months			For the nine months
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2018	2018	2017	2018	2017
Multi-family residential	$102,484	$70,972	$64,551	$254,637	$254,728
Commercial real estate	38,569	64,890	25,385	175,013	184,676
One-to-four family – mixed-use property	16,870	12,294	13,136	45,232	45,334
One-to-four family – residential	11,362	6,974	5,843	35,304	16,623
Co-operative apartments	-	1,500	232	1,500	232
Construction	6,008	9,940	148	30,627	7,121
Small Business Administration	344	228	4,276	2,539	6,787
Commercial business and other	133,188	88,612	69,354	361,207	195,150
Total	$308,825	$255,410	$182,925	$906,059	$710,651

Loan Composition

					September 2018 vs.		September 2018 vs.
	September 30,	June 30,	March 31,	December 31,	December 2017	September 30,	September 2017
(Dollars in thousands)	2018	2018	2018	2017	% Change	2017	% Change
Loans held for investment:
Multi-family residential	$2,235,370	$2,247,852	$2,286,803	$2,273,595	-1.7%	$2,236,173	0.0%
Commercial real estate	1,460,555	1,471,894	1,426,847	1,368,112	6.8%	1,352,775	8.0%
One-to-four family ―
mixed-use property	565,302	564,474	566,930	564,206	0.2%	556,723	1.5%
One-to-four family ― residential	188,975	187,741	190,115	180,663	4.6%	177,578	6.4%
Co-operative apartments	7,771	7,839	6,826	6,895	12.7%	7,035	10.5%
Construction	40,239	33,826	23,887	8,479	374.6%	15,811	154.5%
Small Business Administration	14,322	14,405	20,004	18,479	-22.5%	14,485	-1.1%
Taxi medallion	6,078	6,225	6,617	6,834	-11.1%	18,165	-66.5%
Commercial business and other	846,224	783,904	768,440	732,973	15.5%	674,706	25.4%
Net unamortized premiums
and unearned loan fees	15,226	15,647	16,395	16,763	-9.2%	16,925	-10.0%
Allowance for loan losses	(20,309)	(20,220)	(20,542)	(20,351)	-0.2%	(25,269)	-19.6%
Net loans	$5,359,753	$5,313,587	$5,292,322	$5,156,648	3.9%	$5,045,107	6.2%

Net Loans Activity

	Three Months Ended
	September, 30	June 30,	March 31,	December 31,	September, 30
(In thousands)	2018	2018	2018	2017	2017
Loans originated and purchased	$308,825	$255,410	$341,824	$328,819	$182,925
Principal reductions	(257,902)	(226,030)	(202,059)	(209,400)	(155,007)
Loans sold	(4,027)	(7,273)	(2,703)	(1,018)	(2,606)
Loan charged-offs	(220)	(416)	(85)	(11,616)	(324)
Foreclosures	-	-	(744)	-	-
Net change in deferred fees and costs	(421)	(748)	(368)	(162)	(292)
Net change in the allowance for loan losses	(89)	322	(191)	4,918	(3,112)
Total loan activity	$46,166	$21,265	$135,674	$111,541	$21,584

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$-	$-	$-	$-	$415
Commercial real estate	111	-	1,668	2,424	38
One-to-four family - mixed-use property	-	-	-	-	129
Construction	-	730	-	-	-
Taxi medallion	-	-	-	-	1,147
Total	111	730	1,668	2,424	1,729

Non-accrual Loans:
Multi-family residential	862	2,165	2,193	3,598	1,309
Commercial real estate	1,398	1,448	1,894	1,473	1,147
One-to-four family - mixed-use property	795	2,157	2,396	1,867	2,217
One-to-four family - residential	6,610	6,969	7,542	7,808	7,434
Co-operative apartments	-	575	-	-	-
Small Business Administration	1,395	-	41	46	50
Taxi medallion(1)	712	743	906	918	-
Commercial business and other	761	2	-	-	4
Total	12,533	14,059	14,972	15,710	12,161

Total Non-performing Loans	12,644	14,789	16,640	18,134	13,890

Other Non-performing Assets:
Real estate acquired through foreclosure	-	-	638	-	-
Other asset acquired through foreclosure	35	35	106	-	-
Total	35	35	744	-	-

Total Non-performing Assets	$12,679	$14,824	$17,384	$18,134	$13,890

Non-performing Assets to Total Assets	0.19%	0.23%	0.27%	0.29%	0.22%
Allowance For Loan Losses to Non-performing Loans	160.6%	136.7%	123.5%	112.2%	181.9%

(1)  Not included in the above analysis are TDR taxi medallion loans totaling $5.4 million in 3Q18, $5.5 million in 2Q18, $5.7 million in 1Q18, $5.9 million in 4Q17 and $4.1 million in 3Q17.

Net Charge-Offs (Recoveries)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2018	2018	2018	2017	2017
Multi-family residential	$18	$28	$51	$(1)	$224
Commercial real estate	-	-	-	(3)	(25)
One-to-four family – mixed-use property	(36)	(79)	-	(37)	1
One-to-four family – residential	(258)	(4)	(107)	212	(58)
Small Business Administration	134	18	19	109	(17)
Taxi medallion	40	353	-	11,229	-
Commercial business and other	13	6	(1)	4	29
Total net loan charge-offs (recoveries)	$(89)	$322	$(38)	$11,513	$154

Core Diluted EPS, Core ROAE, Core ROAA, tangible book value per common share and core earnings before provision and income taxes are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017

GAAP income before income taxes	$19,243	$18,412	$15,470	$52,017	$52,484

Net loss from fair value adjustments	170	267	1,297	537	2,834
Net loss on sale of securities	-	-	186	-	186
Gain from life insurance proceeds	(2,222)	-	(238)	(2,998)	(1,405)
Accelerated employee benefits upon Officer's death	149	-	-	149	-

Core income before taxes	17,340	18,679	16,715	49,705	54,099

Provision for income taxes for core income	2,010	4,573	5,812	9,565	17,961

Core net income	$15,330	$14,106	$10,903	$40,140	$36,138

GAAP diluted earnings per common share	$0.61	$0.48	$0.35	$1.48	$1.21

Net loss from fair value adjustments, net of tax	-	0.01	0.03	0.01	0.07
Net loss on sale of securities, net of tax	-	-	-	-	-
Gain from life insurance proceeds	(0.08)	-	(0.01)	(0.10)	(0.05)
Accelerated employee benefits upon Officer's death, net of tax	-	-	-	-	-

Core diluted earnings per common share[1]	$0.54	$0.49	$0.37	$1.39	$1.24

Core net income, as calculated above	$15,330	$14,106	$10,903	$40,140	$36,138
Average assets	6,446,540	6,484,882	6,239,321	6,445,097	6,209,005
Average equity	536,416	532,027	536,468	532,601	527,975
Core return on average assets[2]	0.95%	0.87%	0.70%	0.83%	0.78%
Core return on average equity[2]	11.43%	10.61%	8.13%	10.05%	9.13%

(1) Core diluted earnings per common share may not foot due to rounding.
(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	September 30,	December 31,	September 30,
(Dollars in thousands)	2018	2017	2017
Total Equity	$541,756	$532,608	$539,609
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	291	291	391
Tangible Stockholders' Common Equity	$525,920	$516,772	$523,873

Total Assets	$6,539,543	$6,299,274	$6,261,382
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	291	291	391
Tangible Assets	$6,523,707	$6,283,438	$6,245,646

Tangible Stockholders' Common Equity to Tangible Assets	8.06%	8.22%	8.39%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400